UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 1, 2026

Better Home & Finance Holding Company
(Exact name of registrant as specified in its charter)

Delaware	001-40143	93-3029990
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1 World Trade Center
285 Fulton St., 80th Floor Suite A
New York,	NY	10007
(Address of principal executive offices) (Zip Code)
(415) 523-8837
Registrant’s telephone number, including area code
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	BETR	The Nasdaq Stock Market LLC
Warrants exercisable for one share of Class A common stock at an exercise price of $575	BETRW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Departure of President of Better Mortgage Corporation

In the early Summer 2026, Better Home & Finance Holding Company (the “Company”) and Chad M. Smith, President of Better Mortgage Corporation, a wholly owned subsidiary of the Company, began discussing terms of Mr. Smith’s separation from the Company. On September 1, 2026, the Company and Mr. Smith entered into a Mutual Separation and General Release Agreement (the “Smith Separation Agreement”). Pursuant to the Smith Separation Agreement, Mr. Smith’s employment with the Company ended by mutual agreement, effective September 2, 2026.

Subject to the satisfaction of the other conditions set forth in the Smith Separation Agreement, Mr. Smith is entitled to receive (i) a lump-sum cash payment of $416,666, less applicable withholdings and taxes, which amount represents five months of Mr. Smith’s base annual salary, and (ii) payment by the Company of Mr. Smith’s Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, premiums for six months. The Company also accelerated the vesting of an aggregate of 10,000 restricted stock units that would otherwise remain unvested and be forfeited upon Mr. Smith’s separation from the Company.

The Smith Separation Agreement also provides for a general release of claims by Mr. Smith, a limited release of claims by the Company, customary confidentiality and mutual non-disparagement provisions and certain post-employment cooperation obligations. Mr. Smith’s existing indemnification agreement with the Company will remain in effect in accordance with its terms.

The foregoing description of the Smith Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Smith Separation Agreement, a copy of which the Company will file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending September 30, 2026

Departure of Chief Operating Officer

In early summer 2026, the Company and Barry Feierstein, the Company’s Chief Operating Officer, began discussing Mr. Feierstein’s separation from the Company. On September 3, 2026, the Company and Mr. Feierstein entered into a Mutual Separation and General Release Agreement, effective September 4, 2026. The Company will file Mr. Feierstein’s Mutual Separation and General Release Agreement as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending September 30, 2026.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BETTER HOME & FINANCE HOLDING COMPANY

Date: September 8, 2026	By:	/s/ Paula Tuffin
	Name:	Paula Tuffin
	Title:	General Counsel, Chief Compliance Officer and Secretary